                                                                    Exhibit 99.4

This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of ORATEC. At the time a subsidiary of Smith & Nephew commences its offer, it will file a Tender Offer Statement with the Securities and Exchange Commission and ORATEC will file a Solicitation/Recommendation Statement with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The offer to purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of ORATEC, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed with the Commission) and the Solicitation/Recommendation Statement will also be available for free at the Commission's Web site at www.sec.gov

                                 Smith & Nephew
                        First Choice in Medical Devices

                                Chris O'Donnell
                                Chief Executive

Smith & Nephew - maintaining momentum

 .  Well positioned in sustainable markets
 .  Three main businesses performing strongly
   .  Orthopaedics
   .  Endoscopy
   .  Wound Management
 .  Accelerating sales & profit growth
   .  underlying sales growth up to 13%
   .  ongoing profit growth 19%
 .  15% EPS growth before 4% restructuring dilution
 .  15% sales team expansion contributing to performance
 .  Continued investment in new products


Trading results

                                                   2000              2001
                                                 (pound)m          (pound)m

Group Sales       - ongoing                           835              1013     +21%
                  - divested/discontinued             300                69
                                              -----------       -----------
                                              (pound)1135       (pound)1082
                                              -----------       -----------

Operating profit  - ongoing                           144               171     +19%
                  - divested/discontinued              35                 4
                                              -----------       -----------
                                               (pound)179        (pound)175

                  - Joint Venture                       -                13

Interest                                               (7)              (17)
                                              -----------       -----------
Profit before taxation                         (pound)172        (pound)171
                                              -----------       -----------

Ordinary taxation (FRS 19 basis)                       31%               31%

EPS before exceptionals                             11.52p            12.83p    +11%

Dividend                                             4.5p              4.65p

Exceptional gains (net)                        (pound)93m         (pound)23m


Sales growth

                              Underlying  Acquisitions  Currency  Reported
                                   %           %           %           %
Orthopaedics                      18           -           3          21
Endoscopy                         11           3           3          17
Advanced Wound Management         11          18           -          29
Rehabilitation                     6           -           4          10
                                  --          --          --          --
Ongoing                           13           6           2          21
                                  ==          ==          ==          ==

Smith & Nephew - maintaining momentum

 . Market growth increasing particularly orthopaedics and advanced wound management

 .  Strong product/technology platform for growth

 .  Key businesses performing strongly

 .  Future growth secured by investment in sales forces and new products

 .  Successful acquisitions strategy to continue

 .  ORATEC brings technology and market leadership in RF

                                  Larry Papasan
                                    President

                           Smith & Nephew Orthopaedics

Highlights of 2001 Performance

 .  Fastest-growing orthopaedic implant company - third straight year

 .  Grew sales at nearly twice the rate of an accelerated market

 .  Gained market share in all core segments

 .  Revitalized core Trauma business

 .  Continued margin improvement

[Graphic]

2001 Global Orthopaedic Market
Competitor Analysis

S&N Served Markets

                      [Pie Chart]

          Stryker                    19%
          DePuy                      19%
          Zimmer                     14%
          Biomet                     11%
          Synthes                     9%
          Smith & Nephew              8%
          Sulzer                      7%
          Other                      13%

Served Market Growth Compared to
Competition (Excluding Spine)
Overall Market Growth 10%

              [Bar Chart]

        Sulzer             0.5%
        Depuy             11.3%
        Stryker           12.5%
        Biomet            14.6%
        Synthes           15.6%
        Zimmer            17.5%
        S&N                 18%

Full-year adjusted for spine.

Growth Market Drivers

 .  Demographics and aging population

 .  Quality of life expectations

 .  New, longer-lasting materials and technologies

 .  Less-invasive procedures

 .  Better informed patients

[Graphic]

Maintaining momentum

 .  Drive core hips, knees and trauma
 .  Develop high-growth segments
 .  Introduce less-invasive, more efficient procedures
 .  Pursue transformational technologies (CAS, Oxinium)
 .  Leverage growth to enhance margins
 .  Continue operational excellence
[Graphic]

                           2002 Product Rollout Plans

Knees

 .  New Products
    .  PS Gen II Oxinium
    .  Macrotextured Profix
       Oxinium
    .  Accuris
       unicompartmental
       knee system

    Market Growth: +12%
    S&N 2001 Growth:
    +26%
    Market Share Gain:

[Graphic]

Hips

 .  New Products
     .  Synergy HA/Porous
     .  CPCS
     .  Continued XLPE
     .  Reflection Roughcoat
     .  Image Porous

     Market Growth: +8%
     S&N 2001 Growth: +20%
     Market Share Gain: +1/2%

[Graphic]

Trauma

 .  New Products
     .  JAX bone graft substitute
     .  Trigen TAN
     .  JetX External Fixator
     .  OrthoGuard AB

     Market Growth: + 9%
     S&N Sales Growth: +12%
     Market Share Gain: +1/2%

[Graphic]

Clinical Therapies

 .  Supartz joint fluid therapy
   J-code reimbursement
   approval

 .  New Products:
     .  Exogen 2000+ non-invasive
        ultrasound therapy
     .  Exogen 3000

 .  Dedicated clinical sales team

[Graphic]

Strong Future Prospects

 . Within an accelerating market, Smith & Nephew continues to expand sales team by 10%+ per year

 . Strong product portfolio in core hip, knee and trauma segments

 . Strong performance in high margin clinical therapies segments such as HA and bone stimulation

 .  New technology acceptance

                                   Ron Sparks
                                    President

                            Smith & Nephew Endoscopy

2001 Review

 .  14% sales growth
 .  Increased arthroscopic repair
   business by 30% - new market
   leader
 .  New products contributed 15% of
   total sales - twice as much as 2000
 .  Continued acceptance of TriVex -
   $8 million current run-rate
 .  Double-digit share in arthroscopic
   shoulder repair
 .  Endoscopic sales, excluding
   arthroscopy, tripled between
   1998-2001

[Graphic]

Future Paradigm of Technologies

                                   [Graphic]

       Integration - Miniaturization - Repair - Wireless - Radiofrequency

Focus 2002

   .    Improving Endoscopy Market Position

        .    ORATEC acquisition

   .    Increased revenue from new techniques

   .    Digital OR - breaking new ground

   .    Expanding leadership in resection

   .    Innovation leadership in repair

ORATEC

 .  RF focus arthroscopic and
   spine segments
 .  Sales of $48 million in 2001
 .  Products leverage unique
   advantage in temperature
   control and feedback
 .  Strong IP
 .  Innovator in tissue shrinkage
   applications

[Pie Chart]
2001 Global Arthroscopy RF Market $122M
Arthrocare        52%      $63M
ORATEC            22%      $27M
Mitek             25%      $30M
Other             2%       $2M

[Graphic]

Minimally Invasive Spine

 .  One of the fastest growing specialties in the endoscopic market
 .  SpineCATH/TM/IntraDiscal
   ElectroThermal Therapy (IDET/TM/)
 .  Controlled heat to modify tissue in
   the disc wall
 .  Direct spine sales force
 .  Clinical studies to drive
   reimbursement

ORA-50 ElectroThermal Spine Generator

SpineCATH/R/ Catheter

ORAflex/TM/ probe with deflectable tip

[Graphic]

Acquisition Synergies


     Technology        -   One of the broadest RF technology
                           portfolios in the world


        Sales          -   Global endoscopy market
                           coverage and capabilities


      Operations       -   Industry leading cost, quality
                           and service


     New Techniques    -   Expanded offering in rapidly
                           growing procedure segments

[graphic]

Technology Synergy

                          Broader Technology Portfolio
                          ----------------------------

                                   [graphic}

                                    Monopolar
                                     Bipolar
                              Electromechanical RF
                                   Coagulation
                                    Shrinkage
                                    Ablation
                               Temperature Control
                                   Generators
                               Probes &Tips Design
                             RF Catheters for Spine
                                     Suction
                                  Foot Control
                                  Hand Control
                                  Voice Control
                                 Central Control


                              Competitive Position
                              --------------------


                  .  Only company to offer RF cutting,
                     ablation, shrinkage and mechanical
                     resection combined in bipolar
                     format

                  .  Only company providing
                     temperature control with feedback

                  .  Broad generator knowledge base

                  .  #1 position in minimally invasive
                     spine procedures

                  .  Complete line of arthroscopic tips

                  .  Able to transfer Catheter capability
                     to new techniques / specialties

                  .  Opportunity to be 1st to market
                     with RF Central & Voice Control

Contribution of New Products to
Total Revenue

                                  [Bar Chart]

                               % of total revenue
                               ------------------


   2000     8%

   2001     15%

   2002     20%


Note: New products launched within last three years

Digital OR

 . An integrated and fully functional operating room suite that will enable hospitals and surgical centers to maximize performance through innovative medical technologies

 .  Centralized and voice control - alliance with Computer Motion

 .  Information and Image Management Solutions

 .  Digital Video (DV) and multi-media network applications

 .  Mounting solutions

 .  Endoscopic equipment.

[Graphic]

Image Management Solutions

Dyonics(R) Vision 635 Digital

OR capture system

 . First to market with broadcast quality mpeg2 video and DICOM compatible images

 . Key element of electronic patient records

 . Launched 4th quarter 2001

 . $50 million market by 2004

 . Project $2.5 million for 2002

[Graphic]

Digital Video Output Camera

Dyonics(R) Vision 325Z DV
Camera System with Digital
Output

 .  First high-performance endoscopic
   camera with digital output for the
   global market

 .  Provides for direct downloading of
   endoscopic images to most
   computer and network systems

 .  Launched 2001

 .  Superior image quality

 .  Real-time video
   output

 .  Nearly $2 million in sales in 2001.
   Projected $4 million in 2002

 .  PAL version to launch Q1 2002

[graphic]

Autoclavable Camera System

Dyonics(R) Vision 337
Autoclavable Camera System

 .  Designed to be the most reliable
   3-chip autoclavable camera in the
   market

 .  Launch Q1 2002

 .  Target market size >$150 million

 .  Project $10 million in revenue
   by end 2002

[Graphic]

ElectroMechanical Resection

Dyonics(R) Series 9000
Resector


 .  Combines bipolar RF with
   traditional blade technology to
   provide simultaneous
   mechanical resection with
   coagulation

    .  Resects smooth tissue

    .  Direct connect to standard
       electrosurgical generators

 .  Creates new market - $50 million
   by 2005

 .  Launch Q1, 2002

 .  Project $2.6 million in sales by end 2002

[Graphic]

Innovation Leadership in Repair

TwinFix/TM/ for the Shoulder


 .  TwinFix/TM/ AB 5.0
 .  Quick T 5.0
    .  TwinFix AB - bioabsorbables have
       become the preferred choice of
       physicians
    .  Quick T provides world's first knotless
       anchoring for the shoulder
 .  Q2 2002 launch dates for both
 .  Collective target markets of $50 million
 . Project collective $2 million in revenue by end 2002.

[Graphic]

2002 Objectives

 .  Continue sales growth momentum

 .  Integrate ORATEC arthroscopy sales - Vulcan(TM)

 .  Enter minimally invasive spine - IDET(TM)

 .  Combine R&D skill base Endoscopy/ORATEC

 .  Global roll-out of ORATEC RF products

 .  Roll-out Digital OR technology

                                 Smith & Nephew
                         First Choice in Medical Devices